SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            CHEM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                            CHEM INTERNATIONAL, INC.




                                                              November 1, 1999

To Our Stockholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1999 Annual Meeting of Stockholders of Chem International, Inc. (the "Company"), which will be held at 9:00 a.m. local time on November 24, 1999 at the Company's Executive Offices, 225 Long Avenue, Hillside, New Jersey 07205.

     At the Annual Meeting, you will be asked to vote on proposals:

     1. To amend the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 2,000,000 to 3,000,000;

     2. To ratify the appointment of independent auditors of the Company for the 2000 fiscal year; and

     3.   To act upon such  other  business  as may  properly  come  before  the
          Meeting:

     It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend. Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote your shares in person.


                                               Sincerely,




                                               Seymour Flug
                                               President and
                                               Chief Executive Officer

                            CHEM INTERNATIONAL, INC.
                                  201 Route 22
                           Hillside, New Jersey 07205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 24, 1999

                             TO THE STOCKHOLDERS OF
                            CHEM INTERNATIONAL, INC.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Chem International, Inc., a Delaware corporation ("Chem"), will be held on November 24, 1999, at 9:00 a.m., local time, at the Company's Executive Offices, 225 Long Avenue, Hillside, New Jersey 07205, for the purpose of considering and acting upon the following:

     1. A proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 2,000,000 to 3,000,000;

     2. Ratification of the appointment of Amper, Politziner & Mattia, P.A. as Chem's independent accountants for the fiscal year ending June 30, 2000; and

     3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS NO. 1 and NO. 2 TO BE PRESENTED TO CHEM STOCKHOLDERS AT THE MEETING.


                                          By order  of the Board of Directors.


                                           Eleanor DiMartino
                                           Secretary

Hillside, New Jersey
November 1, 1999

     It is important that your shares be represented at this meeting in order that a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED AND TO DO SO IN ADEQUATE TIME FOR YOUR DIRECTIONS TO BE RECEIVED AND TABULATED PRIOR TO THE SCHEDULED MEETING.

                            CHEM INTERNATIONAL, INC.
                                  201 Route 22
                           Hillside, New Jersey 07205


                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF STOCKHOLDERS


                         To be held on November 24, 1999



                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Chem International, Inc., ("Chem" or the "Company"), a Delaware corporation, to be voted at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's Executive Offices, 225 Long Avenue, Hillside, New Jersey 07205 on November 24, 1999, at 9:00 a.m. local time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about November 1, 1999.

     Only holders of record of the Company's common stock, par value $.002 per share ("Common Stock"), at the close of business on October 29, 1999 (the "Record Date"), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on such date and entitled to vote was 5,178,300. Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held.

     At the Annual Meeting, stockholders will be asked to consider and vote upon
(1) a proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 2,000,000 to 3,000,000 and
(2) the ratification of the appointment of Amper, Politziner, & Mattia, P.A. as Chem's independent auditors for the fiscal year ending June 30, 2000 (the "Independent Auditors Proposal"). At the Annual Meeting stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.


                          QUORUM AND VOTE REQUIREMENTS

     The presence, in person or by proxy, of holders of record of a majority of the shares of Common Stock issued and outstanding and entitled to vote is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Directors are elected by a plurality of votes cast. Approval of the proposal to amend the Company's Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy, and entitled to vote at the Annual Meeting. The Independent Auditors Proposal and all other matters to properly come before the Meeting will be determined by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker "non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes have no impact on the election of Directors except to reduce the number of votes for the nominees. With respect to all other proposals, broker non-votes are not counted as votes and, therefore, will not be included in vote totals and abstentions will have the effect of a negative vote against such other proposals.

                           SOLICITATION AND REVOCATION

         PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, AND ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD.

     All Common Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted (1) FOR the proposal to amend the Stock Option Plan; and (2) FOR the Independent Auditors Proposal, and in accordance with the proxy holder's discretion as to any other business raised at the Annual Meeting. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

     The Company will bear its own cost of the solicitation of proxies. Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers, and employees of the Company personally, by telephone, or otherwise, but any such person will not be specifically compensated for such services. The Company also intends to make, through banks, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock. Upon request, the Company will reimburse brokers, dealers, banks and similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record.

                               BOARD OF DIRECTORS

     On August 31, 1999, a vacancy on the Board of Directors was created by the retirement of P. William Chesney. The Board of Directors is reviewing potential candidates and intends to appoint a director to fill the vacancy at a later date.

     The following table sets forth certain information with respect to the members of Chem's Board of Directors whose terms of office will continue after the annual meeting.


                                                                                Class of        Director
Name and Principal Occupation                                          Age      Directors        Since
-----------------------------                                          ---      ---------        -----
E. Gerald Kay                                                          63       Class I           1980
   Served as Chairman of the Board and President
   of the Company, and its predecessor since 1980,
   and was president until May 1999.

Riva Kay Sheppard                                                      32       Class I           1991
   Served as Vice President and director of the Company
   since May 1991. Mrs. Sheppard is the daughter of E. Gerald
   Kay and the sister of Christina Kay.

Christina Kay                                                          29       Class II          1994
   Served as Vice President and director of the Company
   since December 1994. From March 1994 until
   November 1994 she was an administrative assistant at
   Squadron, Ellenoff, Plesent, Sheinfeld & Sorkin, a New
   York City law firm. Prior to her employment at that firm
   she was associated with Meridian Publishing.  Ms. Kay is
   the daughter of E. Gerald Kay and the sister of Riva
   Sheppard.

Robert Canarick                                                        49       Class II          1994
   Served as a director of the Company since December
   1994. Since January 1998 he has served as general
   counsel of NIA Group, LLC an all lines independent
   Insurance agency. From 1995 to 1998 Mr. Canarick was
   Vice President and chief financial officer of UVW Elizabeth
   Group, LLC, a  predecessor of  his present company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 1, 1999, the beneficial ownership of Common Stock of the Company by each executive officer and director, all executive officers and directors as a group, and each person known to the Company to own beneficially of five percent or more of the outstanding shares of the Company.

                                 Shares
Officers, Directors and          Beneficially                Percent of Shares
Principal Stockholders           Owned (1)                   Beneficially Owned
----------------------           ---------                   ------------------
E. Gerald Kay                 2,903,906 (2)(4)                     54.4%
Riva Kay Sheppard               419,327 (3)(5)                      7.9%
Christina Kay                   419,327 (3)(5)                      7.9%
Eric Friedman                   166,666 (3)                         3.1%
Robert Canarick                  25,000 (6)                          *


All directors and
executive officers
as a group (5 persons)        3,934,226 (7)                        67.1%

----------
* Less than 1%

(1) Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the share of Common Stock beneficially owned.

(2)  Includes 160,606 shares subject to presently exercisable stock options.

(3)  Includes 166,666 shares subject to presently exercisable stock options.

(4) Shares dispositive power with Christina Kay with respect to 152,661 shares and Riva Sheppard with respect to 152,661 shares.

(5)  Shares dispositive power with E. Gerald Kay with respect to 152,661 shares.

(6)  Includes 25,000 shares subject to presently exercisable stock options.

(7)  Includes 685,604 shares subject to presently exercisable stock options.

                                    DIRECTORS

     The Board of Directors held three meetings during the fiscal year ended June 30, 1999. All directors attended at least 75% of the meetings of the Board and the committees on which he or she served.

     No compensation was paid to any director for his or her services to the Board of Directors or any committee. The only standing committee of the Board of Directors is the Audit Committee, whose member is currently Mr. Canarick. The Audit Committee periodically consults with the Company's management and independent public accountants of financial matters, including the Company's internal financial controls and procedures. The Audit Committee met once in Fiscal 1999, and all members attended the meeting. Mr. Chesney, prior to his retirement served on the Audit committee. The Company's stock option plan is administered by a committee currently composed of Mr. Canarick.

                               EXECUTIVE OFFICERS

     The following individuals are executive officers of the Company but are not Directors or Nominees for Director:

     Seymour Flug, age 64, has been the President and Chief Executive Officer of the Company since May 1999. Prior to 1995 he was Chairman of the Board of Diners Club International and a managing director of Citibank. From 1996 thru 1998 he was President of IBN Limited, a Company engaged in the implementation of a payment system in the former Soviet Union. From 1998 thru May of 1999 Mr. Flug was engaged as a management and financial consultant.

     Eric Friedman, age 50, has been the Chief Financial Officer and Treasurer of the Company since June 1996. From June 1978 through May 1996, he was a partner in Shachat and Simson, a certified public accounting firm that audited the Company's financial statements from June 1976 until June 1995. Mr. Friedman is a director of All Communications Corporation, Inc., a publicly traded video conferencing and communications company.

     Abdulhameed Mirza, age 50 has been Vice President of Technology since February 1999. From September 1996 thru February 1999 Mr. Mirza was Technical Director at Natures Bounty, Inc. Prior to that he was Vice President of Solgar Vitamin and Herb from September 1991 thru September 1996.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of Forms 3,4 and 5 submitted to the Company during and with respect to Fiscal 1999, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") were timely filed.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended June 30, 1999, 1998, 1997, certain compensation information as to the Chief Executive Officer and each executive officer of the Company who served as an executive officer during the fiscal year ended June 30, 1999, and whose salary and bonus exceeded $100,000 in 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      Long Term
                                   Annual Compensation                Compensation
                                   -------------------                ------------
                                                                       Securities
Name and                                                               Underlying      All Other
Principal Position           Year        Salary          Bonus        Stock Options   Compensation
------------------           ----        ------          -----        -------------   ------------
E. Gerald Kay (6)            1999        250,000           --              60,606         9,545(5)
Chairman of the Board        1998        250,000           --                --          34,396(2)(5)
                             1997        150,000           --             100,000        11,454(5)
Seymour Flug (7)             1999          7,692           --                --           1,408(8)
President and Chief
Executive Officer

Eric Friedman                1999        215,000          4,139            66,666         3,429(5)
Chief Financial Officer      1998        215,000           --                --          10,820(5)
and Vice President           1997        215,000           --             100,000         6,059(3)(5)
Ronald Smalley (1)           1999         76,292          2,115              --           5,267(4)(5)
Vice President               1998        103,000          1,919              --           9,043(4)(5)
                             1997        100,000          2,688            25,000         5,553(4)(5)

     (1) The amount shown for 1999 reflects less than a full year of compensation for Mr. Smalley who left the company on February 26, 1999.

     (2) Includes the Company's portion of premiums amounting to $25,090 during the fiscal year ended June 30, 1998 on a split dollar life insurance arrangement on Mr. Kay's life. The Company also provides Mr. Kay with the use of a Company car.

     (3) Includes an automobile allowance of $6,000 in fiscal 1997.

     (4) Includes an automobile allowance of $2,400 in fiscal 1999 and $3,600 in fiscal 1998 and 1997.

     (5) The disclosed amount includes the Company's matching contributions under the Company's 401-K plan

     (6) Mr. Kay resigned his position as President and Chief Executive Officer in May 1999.

     (7) The amount shown for 1999 reflects less than a full year of compensation for Mr. Flug who was employed by the Company from May 24, 1999.

     (8) Includes an automobile allowance of $ 1,408 in fiscal 1999.

                              Employment Agreements

     Effective July 1, 1999 (February 16, 1999 as to Mr. Mirza), the Company entered into employment agreements with Eric Friedman, Vice President, and Abdulhameed Mirza, Vice President of the Company. The employment contracts, which expire June 30, 2002 for Mr. Friedman and February 28, 2001 for Mr. Mirza provide for such executives to receive annual base salaries as follows: Eric Friedman $215,000 for the fiscal years ending June 30, 2000, 2001 and 2002 and Mr. Mirza $90,000 for the period ending February 28, 2000 and $100,000 for the period ending February 28, 2001.

     The contracts provide that the Company and the employees shall negotiate an increase in such employees' salary for each succeeding contract year and upon failure of the parties to agree on such increase, the employees' base salary shall be increased by a percentage equal to the percentage increase in the consumer price index for all urban consumers, North Eastern area, for the preceding calendar year. Each of these employees has agreed to devote his full time and best efforts to fulfill their duties and responsibilities to the Company. Each of them will be entitled to participate in employee benefit plans and to receive stock options under the Company's stock option plan on the basis commensurate with their salary and the amount of stock options granted to other management employees.

     The Company has the right to terminate the employment agreements for cause as defined in the employment agreements and the Company also has the right to terminate an employee without cause, upon not less than thirty days' prior written notice, provided that the employee shall be entitled to the full compensation due for the remainder of the employment term. The employee may terminate the agreement at any time upon thirty days' prior written notice. In such event the employee shall only be entitled to the compensation due through the date of termination. Such employees have also agreed not to disclose any confidential information of the Company during the term of employment thereafter. These employees have agreed not to compete with the Company during the term of employment and for a period of one year after the date of termination of employment wit the Company in the event that such employment is terminated for cause or the employee voluntarily leaves prior to the end of the employment term.

                                  OPTION GRANTS
                   DURING THE FISCAL YEAR ENDED JUNE 30, 1999

     The following table sets forth individual grants of stock options by Chem pursuant to the Chem International, Inc. Stock Option Plan to the Named Executive Officers during the fiscal year ended June, 30, 1999.

                                     % of Total
                                     Granted to
                Securities Options   Employees in    Exercise    Expiration
Name            Granted (#)(1)       Fiscal Year     Price (2)   Date
----            --------------       -----------     ---------   ----------

E. Gerald Kay   60,606               16.6%           1.65        October 7, 2003

Eric Friedman   66,666               18.2%           1.50        October 7, 2008

(1) The date of grant for these options was October 7, 1998, which became exercisable on October 7, 1999.

(2) The exercise price of the options is equal to the fair market value of shares of Common Stock of Chem on the date of grant of the options except for the 60,606 of incentive stock options granted to Mr. Kay which is equal to 110% of the fair market value on the date of grant.

              AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTIONS VALUES

     The following tables sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held at the end of the fiscal year ended June 30, 1999 based on the last sale price of a share of Common Stock on June 30, 1999 of $1.25.

                                                        NUMBER OF
                                                       SECURITIES                 VALUE OF
                                                        UNDERLYING              UNEXERCISED
                                                       UNEXERCISED              IN-THE-MONEY
                                                       OPTIONS AT                OPTIONS AT
                                                       FISCAL YEAR              FISCAL YEAR END
                      ACQUIRED          VALUE            END (#)                    ($)
                     ON EXERCISE       REALIZED        EXERCISABLE/             EXERCISABLE/
NAME                     (#)             ($)           UNEXERCISABLE            UNEXERCISABLE
------------------------------------------------------------------------------------------------
E. Gerald Kay             --              --           100,000/ 60,606               0/0
Eric Friedman             --              --           100,000/ 66,666               0/0

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leases manufacturing and office facilities from Gerob Realty Partnership whose partners are E. Gerald Kay, Riva Sheppard and Christina Kay (stockholders and directors of the Company). The lease which expires on December 31, 1999 provides for an annual rental of $60,000 plus payment of all real estate taxes.

     Other warehouse and office facilities are leased from Vitamin Realty Associates, L.L.C., a limited liability company, which is 90% owned by E. Gerald Kay, Riva Sheppard and Christina Kay (all stockholders and directors of the Company) and 10% owned by Eric Friedman, the Company's Chief Financial Officer. The lease was effective on January 10, 1997 and provides for minimum annual rentals of $346,000 through January 10, 2002 plus increases in real estate taxes and building operating expenses. At its option, the Company has the right to renew the lease for an additional five year period.

                               CHANGE OF AUDITORS

     Effective May 5, 1999, the Company dismissed its prior certifying accounts, Moore Stephens, P.C. ("Moore") and retained as its new certifying accountants, Amber, Politziner & Mattia, P.A. Moore's report on the Company's financial statements during the most recent fiscal year contained no adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. There were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The decision to change accountants was approved by the Company's Board of Directors.

            PROPOSAL NO. 1 APPROVAL OF AMENDMENT OF STOCK OPTION PLAN

     At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's Stock Option Plan (the "Option Plan") to increase by 1,000,000 the number of shares of Common Stock reserved for issuance under the Option Plan to an aggregate of 3,000,000 shares. The Board of Directors approved the amendment October 1, 1999. The amendments and the Option Plan are summarized below. A copy of the Option Plan is available upon stockholder's written request to the Company, 201 Route 22, Hillside, New Jersey, 07205, Attention: Secretary.

Description of the Amendment

     The amendment increases by 1,000,000 the number of shares of Common Stock reserved for issuance under the Option Plan to an aggregate of 3,000,000 shares. If approved by the stockholders, the amendment shall be effective immediately.

Reasons for the Amendment

     The Board of Directors believes that stock options are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation. In the view of the Board of Directors, stock options uniquely focus the attention of the officers and employees on the Company's goal of increasing shareholder value, since the options only provide a reward to the extent that the stock price increases. The Board of Directors further believes that stock option grants have been a key element in the Company's growth. The amendment to increase the number of shares of Common Stock under the Option Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for stock options.

     As of September 30, 1999, 725,175 shares of Common Stock remained available for the grant of stock options under the Option Plan. Based on the number of shares remaining under the Option Plan, and the shares anticipated to be needed for the granting of options to attract and retain key employees, sufficient shares are not expected to be available for the grant of stock options without increasing the number of shares available under the Option Plan.

Description of the Option Plan

     The Option Plan was adopted by the Board of Directors on August 30, 1996. The Option Plan provides for the granting of "non-qualified stock options" and "incentive stock options" to acquire Common Stock (collectively, Options) to employees, officers, directors, and consultants of the Company. An aggregate of 3,000,000 shares of Common Stock have been reserved for issuance under the Option Plan, subject to stockholder approval of the amendment. In the event that any outstanding options expire or are terminated, the shares allocable to such expired or terminated Options shall again become available for the granting of Options. If any shares acquired pursuant to the exercise of Options are repurchased by the Company, such shares shall again become available for the granting of Options.

     The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the exercise price of Options may not be less than market value on the date of grant, (ii) the term of all Options shall expire on the tenth anniversary of the date of grant, and (iii) no Options may be granted after August 30, 2006.

     The Option Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). The Committee determines, among other things:
(i) which officers and employees of the Company shall be granted Options, (ii) the number of shares subject to each such Option, (iii) the amount to be paid by a grantee upon exercise of Options, (iv) the time or times and the conditions subject to which Options may be exercised, and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Options.

     The Option Plan provides that the maximum number of shares of Common Stock for which Options may be granted to an employee during any fiscal year of the Company shall not exceed 100,000 shares of Common Stock.

     The Board of Directors has the authority to amend the Option Plan at any time, provided that stockholder approval is required to (i) increase the limits provided in Section 8.01 of the Option Plan (except by adjustment under Section 8.03), (ii) change or expand the types of Options that may be granted under the Option Plan, (iii) change the class of persons eligible to receive options under the Option Plan, (iv) materially increase either the benefits accruing to participants under the Option Plan or the cost of the Option Plan to the Company, (v) effect a change relating to incentive stock options which is inconsistent with Section 422 of the Code or regulations issued thereunder, or
(vi) make any other change that requires approval of the Company's stockholders under applicable law.

     The Board of Directors may terminate the Option Plan at any time. The Option Plan will terminate on, and Options may not be granted after, August 30, 2006, unless terminated by the Board of Directors prior thereto. The termination of the Option Plan will not alter or impair any rights or obligations previously granted under the Option Plan.

     The Option Plan provides that Options granted thereunder will not be transferable other than by will or by laws of decent and distribution, and during an optionee's lifetime, Options will be exercisable only by an optionee.

     As of September 30, 1999, incentive stock options to purchase a total of 426,862 shares of Common Stock have been granted under the Stock Option Plan, including 285,711 to current executive officers as a group (Mr. Friedman, 95,237; Mrs. Riva Sheppard, 95,237; Ms. Christina Kay, 95,237) and

86,580 to Mr. Kay who is a current director; and non-qualified stock options to purchase a total of 498,313 shares of Common Stock have been granted under the Stock Option Plan, including 214,287 to current executive officers as a group (Mr. Friedman, 71,429; Mrs. Riva Sheppard 71,429; and Christina Kay, 71,429) and 74,026 to Mr. Kay who is a current director. The options are exercisable at a price of $1.50 per share and $3.50 per share for options granted in 1998 and 1996 respectively, except Mr. Kay's incentive stock options which are exercisable at $1.65 per share and $3.85 per share for options granted in 1998 and 1996 respectively. The 1996 options are exercisable beginning October 16, 1997 and expire on October 16, 2006, except for Mr. Kay's incentive stock options which expire on October 16, 2001. The 1998 options are exercisable beginning October 7, 1999 and expire on October 7, 2008 except for Mr. Kay's incentive stock options which expire on October 7, 2003.

     Future grants of options under the Option Plan are in the discretion of the Committee and, thus the amount of such grants, if any, are not presently determinable.

     The market value of the Common Stock as of the close of business on September 30,1999, as reflected by the closing price of the Common Stock on the NASDAQ SmallCap Market, was $.50 per share.

Federal Income Tax Consequences

     The tax consequences of incentive stock options and non-qualified options are complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Incentive stock options granted pursuant to the 1996 Option Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If an optionee makes no disposition of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of shares to such optionee and within two years from grant of the option, such optionee will realize no taxable income as a result of the grant or exercise of such option; any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive stock options or the transfer of shares upon their exercise.

     If shares subject to incentive stock options are disposed of prior to the expiration of the above time periods (a "disqualifying disposition"), the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax reporting requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     Non-qualified options may also be granted under the Option Plan. An optionee who exercises a non-qualified option will recognize as taxable ordinary income, at the time of exercise, an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax withholding requirements that may be applicable.

     The discussion above pertaining to a deduction for the Company is qualified by the application of Section 162(m) of the Code. Pursuant to Section 162(m), the maximum allowable deduction for compensation paid or accrued by the Company with respect to the chief executive officer of the Company or any of the four most highly compensated officers of the Company (other than the chief executive officer) is limited to $1 million per year. However, compensation is tax deductible with regard to such limitations if the compensation satisfies the performance-based requirements of the rules and regulations under Section 162(m). The Option Plan is intended to meet the requirements of Section 162(m).

Recommendation and Vote

     The amendment to the Option Plan will be submitted to stockholders for their approval at the Annual Meeting. The proposal to adopt the amendment to the Option Plan must be approved by the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

The Board unanimously recommends a vote FOR the approval of the Amendment to the Stock Option Plan.

                         PROPOSAL NO. 2 RATIFICATION OF
                     THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of Chem has appointed the firm of Amper, Politziner & Mattia, P.A., independent auditors, to audit the consolidated financial statements of Chem International, Inc. and its subsidiaries for the fiscal year ending June 30, 2000, subject to ratification by the Chem Stockholders.

     A member of Amper, Politziner & Mattia, P.A. is expected to be present at the Annual Meeting and to be provided with the opportunity to make a statement if such member desires to do so and to be available to respond to appropriate questions from shareholders.

Recommendation and Vote

Approval of the Independent Auditors Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

The Board unanimously recommends a vote FOR the approval of the Independent Auditors Proposal.

                   DATE FOR SUBMISSION OF STOCKHOLDER PROPOSAL

Stockholder proposals to be included in the Company's proxy statement with respect to the 2000 Annual Meeting of Stockholders must be received by the Company at its Executive Offices located at 201 Route 22, Hillside, New Jersey 07205 no later than July 5, 2000.

                             DISCRETIONARY AUTHORITY

     A duly executed proxy given in connection with the Company's 2000 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before September 18, 2000, which is forty-five days prior to the date on which the Company is first mailing its proxy materials for its 1999 Annual Meeting of Stockholders, without advice in the Company 2000 Proxy Statement as to the nature of such matter.

                          OTHER BUSINESS OF THE MEETING

     The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, in as much as matters of which management of the Company is not now aware may come before the Annual Meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their discretion with respect thereto.

                             ADDITIONAL INFORMATION

     COPIES OF THE  COMPANY'S  ANNUAL  REPORT ON FORM  10-KSB FOR THE YEAR ENDED
JUNE 30, 1999 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, CHEM INTERNATIONAL, INC., 201 ROUTE 22, HILLSIDE, NEW JERSEY 07205.


                                     By order of the Board of Directors



                                     Seymour Flug
                                     President and Chief Executive Officer


November 3, 1999

Proxy

                            CHEM INTERNATIONAL, INC.

                                 ANNUAL MEETING

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     CHEM INTERNATIONAL, INC. ANNUAL MEETING
       TO BE HELD ON 11/24/99 AT 09:00 A.M. EST FOR HOLDERS AS OF 10/29/99

                           (continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

1.   TO APPROVE THE PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION PLAN.

                              |_| FOR          |_| AGAINST          |_| ABSTAIN


--------------------------------------------------------------------------------


2.   TO APPROVE THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

                              |_| FOR          |_| AGAINST          |_| ABSTAIN


NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF



                                             Dated:_____________________________


                                             ___________________________________
                                             Signature


                                             ___________________________________
                                             Signature if held jointly